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                                                                    Exhibit 10.3

                                                              GRANT NO.: _______

                                U-STORE-IT TRUST
                           2004 EQUITY INCENTIVE PLAN

                            DEFERRED SHARE AGREEMENT

     U-Store-It Trust, a Maryland real estate investment trust (the "Company"), hereby grants rights to future delivery of common shares of beneficial interest, $.01 par value of the Company (the "Shares"), to the individual named below as the Grantee subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment, and in the Company's 2004 Equity Incentive Plan (the "Plan"). For purposes of the Plan, these rights are considered Share Units.

Grant Date: February 21, 2006

Name of Grantee: Kathleen A. Weigand

Grantee's Social Security Number: _____-_____-_____

Number of Deferred Shares Covered by Grant: 5,841

     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN, A COPY OF WHICH WILL BE PROVIDED ON REQUEST. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT WITH THE TERMS OF THE PLAN.


Grantee:
         /s/ Katheen A. Weigand
         ----------------------
                  (Signature)


Company:
         /s/ Steven G. osgood
         --------------------
                  (Signature)

         Title:
                President And Chief Financial Officer

Attachment

This is not a stock certificate or a negotiable instrument.

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                                U-STORE-IT TRUST
                           2004 EQUITY INCENTIVE PLAN

                            DEFERRED SHARE AGREEMENT

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DEFERRED SHARES                  This grant is an award of deferred shares for
TRANSFERABILITY                  the number of shares set forth on the cover
                                 sheet, subject to the vesting conditions described below ("Deferred Shares"). Your
                                 Deferred Shares may not be transferred,
                                 assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Deferred Shares be made subject to execution, attachment or similar process.

VESTING Your right to the Deferred Shares under this Deferred Share Agreement vests as to ten percent (10%) of the total number of Deferred Shares covered by this grant, as shown on the cover sheet, on January 30, 2007, provided you then continue in Service. Thereafter, for each of the next four (4) January 30 vesting dates that you remain in Service, the number of Deferred Shares vests at the rate of ten percent (10%) per year, provided you then continue in Service.

                                 Your right to the Deferred Shares under this Deferred Share Agreement vests as to ten percent (10%) of the total number of Deferred Shares covered by this grant, as shown on the cover sheet, on each January 30 commencing with January 30, 2007, and ending with January 30, 2011 provided (i) you then continue in Service and (ii) the average annual total shareholder return (appreciation in share price and dividends) ("TSR") for the Company equals or exceeds ten percent commencing on January 30, 2006. Any Shares which do not vest on a previous January 30 will vest on a subsequent January 30 if the average annual TSR from January 30, 2006 through such subsequent January 30 equals or exceeds ten percent (10%). In order to help mitigate the impact of sudden market swings, the measurement of the Company's TSR shall be based on the average share price of the Company's Shares for the 5 day period prior to January 30, 2006 and each January 30 thereafter during the vesting period. Any Deferred Shares not vested due to failure to meet the annual or cumulative TSR goal as of January 30, 2011 will be forfeited.

                                 Your right to the Deferred Shares under this
                                 Deferred Share Agreement will become fully
                                 vested on your termination of Service due to
                                 death or Disability. No additional Deferred
                                 Shares will vest after your Service has
                                 terminated for any
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                                 reason.

DELIVERY OF STOCK                A certificate for the Shares represented by the
                                 Deferred Shares Agreement shall be delivered to you, or to your eligible beneficiary or your estate, at such time as the Deferred Shares become vested; provided, that, if required by
                                 Section 409A of the Internal Revenue Code and the regulations thereunder, delivery of the shares shall not be made earlier than six months after your separation from service within the meaning of Section 409A.

                                 Special Rule: If any Shares would otherwise be delivered to you during a period in which you are: (i) subject to a lock-up agreement restricting your ability to sell Shares in the open market or (ii) restricted from selling Shares in the open market because you are not then eligible to sell under the Company's insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), delivery of such Shares will not occur until the first date on which you are no longer prohibited from selling Shares due to a lock-up agreement or insider trading or similar plan restriction.

WITHHOLDING TAXES                You agree, as a condition of this grant, that
                                 you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of granting the Deferred Shares or your acquisition of Shares under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to:
                                 (i) require that you arrange such payments to the Company, (ii) withhold such amounts from other payments due to you from the Company or any Affiliate, or (iii) cause an immediate forfeiture of Shares subject to the Deferred
                                 Shares granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

RETENTION RIGHTS                 This Agreement does not give you the right to
                                 be retained or employed by the Company (or any Affiliates) in any capacity.

SHAREHOLDER RIGHTS               You do not have any of the rights of a
                                 shareholder with respect to the Deferred Shares
                                 unless and until the Shares relating to the
                                 Deferred Share Agreement has been delivered to
                                 you. You will, however, be entitled to receive,
                                 upon the Company's payment of a cash dividend
                                 on outstanding Shares, a cash payment for each
                                 Deferred Share that you
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                                 hold as of the record date for such dividend
                                 equal to the per-share dividend paid on the Shares. You do not have the right to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and any attempt to make such an election will result in the forfeiture of the Deferred
                                 Shares.

ADJUSTMENTS                      In the event of a Share split, a Shares
                                 dividend or a similar change in the Company
                                 Shares, the number of Deferred Shares covered by this grant will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the Plan.

APPLICABLE LAW                   This Agreement will be interpreted and enforced
                                 under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this
                                 Agreement to the substantive law of another jurisdiction.

CONSENT TO ELECTRONIC DELIVERY   The Company may choose to deliver certain
                                 statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies.
                                 Please contact the Corporate Secretary to request paper copies of these documents.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this
                                 grant of Deferred Shares. Any prior agreements, commitments or negotiations concerning this grant are superseded. The Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.
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     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS
AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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